THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE NOTE MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SUCH ACT OR AN OPINION OF COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS AVAILABLE UNDER THE ACT.

                     INDUSTRIAL DATA SYSTEMS CORPORATION

                             12% PROMISSORY NOTE
                         PLUS RESTRICTED COMMON STOCK


      FOR VALUE RECEIVED, INDUSTRIAL DATA SYSTEMS CORPORATION, a Nevada corporation, located at 14900 Woodham, Suite 170, Houston, Texas 77073 (HEREINAFTER REFERRED TO AS "MAKER"), promises to pay to the order of CHARLES & ELIZABETH POLLOCK (HEREINAFTER REFERRED TO AS "PAYEE"), at 1962 Norcrest, Houston Texas 77055 or at such other place and to such other party or parties as the owner and holder hereof may from time to time designate, in writing, the sum of $5,000.00, together with interest (COMPUTED ON THE BASIS OF A 360-DAY YEAR OF TWELVE 30-DAY MONTHS) on the principal amount that remains unpaid from the date hereof until maturity at a rate of 12% per annum (THE "STATED RATE"). All past due principal and interest (SUBJECT TO THE PROVISIONS OF THIS NOTE CONCERNING THE CALCULATION OF INTEREST HEREUNDER) shall bear interest at the Stated Rate.

      All principal and accrued interest on this Note shall be due and payable on December 31, 1994 (THE "DUE DATE"). Contemporaneously with the execution of this Note, the Maker is issuing to Lender 15,000 shares of Maker's Restricted Common Stock. Other terms and provisions of such Restricted Common Stock are as set forth therein.

      Upon the nonpayment of this Note on the Due Date, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through any judicial proceeding whatsoever, or if any action or foreclosure be had hereon, then the undersigned agrees and promises to pay an additional amount as reasonable, calculated and foreseeable attorney's and collection fees incurred by Payee in connection with enforcing its rights herein contemplated.

      It is expressly provided and stipulated that notwithstanding any provision of this Note or any other instrument evidencing or securing the loan herein set forth, in no event shall the aggregate of all interest paid by the Maker to the Payee hereunder ever exceed the Maximum Non-Usurious Rate (AS DEFINED BELOW) of interest that may lawfully be charged Maker under the laws of the State of Texas or United States Federal Government, as applicable, on the principal balance of this Note remaining unpaid. In this connection, it is expressly stipulated and agreed that it is the intent of the Payee and the Maker in the execution and delivery of this Note to contract in furtherance thereof, none of the terms of this Note, or said other instruments, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, at any interest rate in excess of the Maximum Non-Usurious Rate of interest permitted to be charged the Maker under the laws of the State of Texas or United States Federal Government, as applicable. The Maker or any guarantors, endorsers or other parties now or hereafter becoming liable for payment of the Note shall never be liable for interest in excess of the Maximum Non-Usurious Rate of interest that may lawfully be charged under the laws of the State of Texas or United States Federal Government, as applicable, and the provisions of this paragraph shall govern over all other provisions of this Note, and all other instruments evidencing or securing the loan evidenced hereby, should such provision be in apparent conflict herewith.

      Specifically and without limiting the generality of the foregoing paragraph, it is expressly provided that:

      (i) In the event of prepayment of the principal of this Note, which shall be permitted hereunder, or the payment of the principal of this Note prior to the stated maturity date hereof resulting from acceleration of maturity of this Note, if the aggregate amounts of interest accruing hereon prior to such payment plus the amount of any interest accruing after maturity and plus any other amount paid or accrued in connection with the loan evidenced hereby which by law are deemed interest on the loan evidenced by the Note and which aggregate amounts paid or accrued (IF CALCULATED IN ACCORDANCE WITH THE PROVISIONS OF THIS NOTE OTHER THAN THIS PARAGRAPH) would exceed the Maximum Non-Usurious Rate of interest that could lawfully be charged as above mentioned on the unpaid principal balance of the loan evidenced by this Note from time to time advanced (LESS ANY DISCOUNT) and remaining unpaid from the date hereof to the date of final payment thereof, then in such event the amount of such excess shall be credited, as of the date paid, toward the payment of the principal of this Note so as to reduce the amount of the final payment of principal due on this Note.

      (ii) If under any circumstances the aggregate amounts paid on the loan evidenced by this Note prior to and incident to the final payment hereof include amounts that by law are deemed interest and which would exceed the Maximum Non-Usurious Rate of interest that could lawfully have been charged or collected on this Note, as above mentioned, Maker stipulates that such payment and collection will have been and will be deemed to have been the result of a mathematical error on the part of both Maker and the holder to this Note, and the party receiving such excess payment shall promptly refund the amount of such excess (TO THE EXTENT ONLY OF THE EXCESS OF SUCH INTEREST PAYMENTS ABOVE THE MAXIMUM AMOUNT WHICH COULD LAWFULLY HAVE BEEN COLLECTED AND RETAINED) upon the discovery of such error by the party receiving such payment. Time shall be of the essence in performing all actions.

      This Note has been executed and delivered and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America.

      In connection with Article 5069-1.04, Vernon's Annotated Civil Statutes, as amended, Maker hereby agrees that the "Maximum Non-Usurious Rate of interest" which may be charged as herein contemplated shall be the "indicated weekly ceiling rate" as defined by said Article, as amended, provided that Payee may also rely on any alternative Maximum Non-Usurious Rate of interest provided by other applicable laws if such other rates are higher than that allowed by said Article, as amended.

      It is agreed that if the Maximum Non-Usurious Rate is, subsequent to the date hereof, increased or decreased by statute or other official action, then Maker agrees that the new Maximum Non-Usurious Rate will be applicable to this Note and this Loan shall be evidenced hereby from the effective date of the new Maximum Non-Usurious Rate forward, unless such application is precluded by the relevant statute or official action, or by the general law of the applicable jurisdiction.

      The Maker of this Note agrees that this Note shall be freely assignable to any assignee of Payee, subject to compliance with applicable securities laws.

                        -------------------------------

                                PAGE -2-  OF  3
                      INDUSTRIAL DATA SYSTEMS CORPORATION
                              12% PROMISSORY NOTE
                         PLUS RESTRICTED COMMON STOCK

      This Note may be prepaid in whole or in part at any time provided that all accrued and unpaid interest is concurrently paid and in the event that interest has not accrued and been paid for a period of at least 60 days, the Company shall, in addition to all accrued and unpaid interest on the entire outstanding balance of the Note, be required to pay an additional amount equal to the difference between 60 days of interest on the prepaid amount, determined at the aforestated interest rate and the actual amount of interest accrued on such prepaid amount. Any partial prepayment shall be applied first to accrued interest and then to the principal hereof.

                                          INDUSTRIAL DATA SYSTEMS CORPORATION

                                          By:  /s/ JOE F. MOORE, JR.
                                               Joe F. Moore, Jr., Director

Dated this 23rd day of July, 1994.

                        -------------------------------

                                PAGE -3-  OF  3
                      INDUSTRIAL DATA SYSTEMS CORPORATION
                              12% PROMISSORY NOTE
                         PLUS RESTRICTED COMMON STOCK